Exhibit
Number            Exhibit Description

EX   - 21.1 Financial  Statements of Yreka Investment Group, for the years ended
            December 31, 1999 and 1998 together with Independent Auditors' Report Thereon; a significant subsidiary of the Partnership.

                             Yreka Investment Group

                                Table of Contents

                                                                           Page

Independent Auditors' Report                                                 41

        Financial Statements

        Balance Sheets                                                       42
        Statements of Operations                                             43
        Statements of Changes in Partners Capital                            46
        Statements of Cash Flows                                             47
        Notes to Financial Statements                                        49

                          INDEPENDENT AUDITORS' REPORT




To the Partners
Yreka Investment Group
A California Limited Partnership

     We have audited the accompanying balance sheets of Yreka Investment Group, a California Limited Partnership, as of December 31, 1999 and 1998, and the related statements of operations, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yreka Investment Group as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

     In accordance with Government Auditing Standards, we have also issued a report dated January 13, 2000, on our consideration of Yreka Investment Group's internal control over financial reporting and our tests of its compliance with certain provisions of laws, regulations, contracts and grants.



                                   /s/ Tate, Propp, Beggs & Sugimoto
                                       An Accountancy Corporation


January 13, 2000
Sacramento, California

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                                 BALANCE SHEETS
                           December 31, 1999 and 1998



                                     ASSETS

                                                             1999                     1998
                                                        -------------             ------------

Current Project Assets:
 Cash                                                  $         696             $     10,035
 Restricted cash:
  Tenant security deposits - Note 2                            8,750                    8,750
  Taxes and insurance - Note 3                                21,361                   24,651
  USDA/RD reserve - Note 4                                   124,813                  113,617
 Accounts receivable                                           4,861                    5,147
 Prepaid expenses                                              2,280                    2,214
                                                        ------------             ------------
      Total current project assets                           162,761                  164,414

Property and equipment - Note 5                            1,589,673                1,626,528
                                                        ------------             ------------
        Total Assets                                    $  1,752,434             $  1,790,942
                                                        ============             ============

                        LIABILITIES AND PARTNERS' CAPITAL

Current Project Liabilities:
 Accounts payable - Note 7                               $          -             $      7,950
 Tenant security deposits - Note 2                              8,750                    8,750
 Note payable, current portion - Note 6                         4,324                    3,963
                                                         ------------             ------------
      Total current project liabilities                        13,074                   20,663

Long-Term Project Liabilities:
 Note payable, less current portion - Note 6                1,466,798                1,471,122

Non-Project Liabilities:
 Due to related party - Note 7                                  2,400                    2,400
                                                         ------------             ------------
      Total liabilities                                     1,482,272                1,494,185

Partners' capital                                             270,162                  296,757
                                                         ------------             ------------
        Total Liabilities and Partners' Capital          $  1,752,434             $  1,790,942
                                                         ============             ============





                   The accompanying notes are an integral part
                          of these financial statements
                                       42

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 1999 and 1998



                                                       1999                     1998
                                                    ----------               ----------
Project Operating Income:
 Gross rent                                        $    69,801               $   65,101
 Rental assistance                                      86,951                   91,299
 Less vacancies                                         (1,567)                  (2,935)
                                                   -----------               ----------
 Net rent                                              155,185                  153,465
 Other project income:
  Late charges                                             218                      350
  Laundry income                                         1,991                    2,294
  Tenant damages                                         2,241                    1,501
 Interest income                                         4,115                    3,223
 Miscellaneous income                                        -                    9,800
                                                   -----------               ----------
        Total project operating income                 163,750                  170,633
                                                   -----------               ----------
Project Operating Expenses:
 Maintenance and operating:
  Caretaker                                              5,561                    7,681
  Supplies                                               4,981                    3,658
  Painting and decorating                                  402                       77
  General maintenance and repairs                        2,624                    4,178
  Snow removal                                            (400)                       -
  Elevator maintenance                                       -                        -
  Grounds maintenance                                    2,204                      498
  Services                                                 484                      772
  Furniture and furnishings replacement                  3,208                    2,982
  Other operating expenses                                   -                        -
                                                   -----------               ----------
        Total maintenance and operating                 19,064                   19,846
                                                   -----------               ----------
 Utilities:
  Electricity                                            1,205                    1,544
  Water                                                  5,183                    1,253
  Sewer                                                  6,534                    2,405
  Heating fuel/other                                     3,837                    2,935
  Garbage and trash removal                              3,307                    3,158
                                                   -----------               ----------
        Total utilities                                 20,066                   11,295
                                                   -----------               ----------





                   The accompanying notes are an integral part
                          of these financial statements
                                       43

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                      STATEMENTS OF OPERATIONS (CONTINUED)
                 For the Years Ended December 31, 1999 and 1998



                                                       1999                     1998
                                                    ----------               ----------
Project Operating Expenses (continued):
 Administrative:
  Manager                                         $   11,465              $     9,242
  Management fees                                     17,712                   17,280
  Accounting/auditing                                  3,880                    3,770
  Bookkeeping                                            216                        -
  Legal                                                    -                        -
  Advertising                                            931                      467
  Telephone                                            1,047                    1,023
  Office supplies                                      2,442                    2,440
  Office furniture and equipment                         300                      125
  Training expense                                       231                      776
  Health insurance                                     1,508                    1,509
  Payroll taxes                                        1,712                    1,931
  Worker's compensation insurance                      1,799                    2,255
  Other administrative expenses                        1,332                    1,463
                                                  ----------               ----------
        Total administrative                          44,575                   42,281
                                                  ----------               ----------
 Taxes and Insurance:
  Real estate taxes                                   14,775                   20,051
  Special assessments                                      -                        -
  Other taxes, fees and permits                          910                       80
  Property insurance                                   4,494                    4,339
  Other insurance                                          -                        -
                                                  ----------               ----------
        Total taxes and insurance                     20,179                   24,470
                                                  ----------               ----------
        Total project operating expenses             103,884                   97,892
                                                  ----------               ----------





                   The accompanying notes are an integral part
                          of these financial statements
                                       44

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                      STATEMENTS OF OPERATIONS (CONTINUED)
                 For the Years Ended December 31, 1999 and 1998



                                                                     1999                     1998
                                                                  ----------               ----------
Other Project Income (Expenses):
 Interest subsidy - PASS Credit                                  $   94,672               $   94,672
 Depreciation and amortization                                      (36,855)                 (35,720)
 Interest expense:
  USDA/RD 1% interest                                               (34,242)                 (34,572)
  Interest subsidy                                                  (94,672)                 (94,672)
 Authorized capital improvements from USDA/RD reserve                (6,804)                  (1,935)
 Authorized capital improvements from unrestricted cash              (4,864)                  (4,557)

        Total other project income (expenses)                       (82,765)                 (76,784)
                                                                 ----------               ----------
Non-Project Expenses:
 Partnership administration fee                                       2,400                    2,400
 Limited partnership tax                                                  -                      800
 Tax administration fee                                                 800                        -
                                                                 ----------               ----------
    Total non-project expenses                                        3,200                    3,200
                                                                 ----------               ----------
          Net loss                                               $  (26,099)              $   (7,243)
                                                                 ==========               ==========





                   The accompanying notes are an integral part
                          of these financial statements
                                       45

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                 For the Years Ended December 31, 1999 and 1998


                                                                 Limited
                                                                 Partner
                                                               -----------
                                            General                WNC
                                            Partner            California
                                          -----------            Housing
                                            Ronald             Tax Credits
                                          Bettencourt              L.P.               Total
                                          -----------          -----------         -----------

Balance, December 31, 1997                $     1,858          $   302,638         $   304,496


Return on investment - Note 8                      (5)                (491)               (496)


Net loss                                          (72)              (7,171)             (7,243)
                                          -----------          -----------         -----------

Balance, December 31, 1998                      1,781              294,976             296,757


Return on investment - Note 8                      (5)                (491)               (496)


Net loss                                         (261)             (25,838)            (26,099)
                                          -----------          -----------         -----------

Balance, December 31, 1999                $     1,515          $   268,647         $   270,162
                                          ===========          ===========         ===========






                   The accompanying notes are an integral part
                          of these financial statements
                                       46

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1999 and 1998
                           Increase (Decrease) in Cash




                                                                  1999                   1998
                                                             ------------            ------------

Cash Flows From Operating Activities:
 Cash received from tenants for rent                        $    155,471            $    153,287
 Cash received from tenants for security deposits                      -                     250
 Miscellaneous cash received                                       8,565                  17,168
 Cash paid to suppliers and employees
  and for other restricted cash                                 (122,678)               (103,745)
 Mortgage interest paid                                          (34,242)                (34,572)
 Limited partnership tax paid                                       (800)                   (800)
                                                            ------------            ------------
      Net cash provided by operating activities                    6,316                  31,588
                                                            ------------            ------------
Cash Flows From Investing Activities:
 Capital expenditures                                                  -                  (7,950)
 Deposits to the USDA/RD reserve                                 (21,622)                (20,637)
 Withdrawals from the USDA/RD reserve                             10,426                   4,582
                                                            ------------            ------------
       Net cash used by investing activities                     (11,196)                (24,005)
                                                            ------------            ------------
Cash Flows From Financing Activities:
 Principal payments on note payable                               (3,963)                 (3,632)
 Return on investment                                               (496)                   (496)
                                                            ------------            ------------
       Net cash used by financing activities                      (4,459)                 (4,128)
                                                            ------------            ------------
Increase (decrease) in cash                                       (9,339)                  3,455

Cash, beginning of year                                           10,035                   6,580
                                                            ------------            ------------
Cash, end of year                                           $        696            $     10,035
                                                            ============            ============









                   The accompanying notes are an integral part
                          of these financial statements
                                       47

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                 For the Years Ended December 31, 1999 and 1998
                           Increase (Decrease) in Cash

                                                                1999                        1998
                                                            -----------                  -----------

Reconciliation of Net Loss to Net Cash
 Provided By Operating Activities:

Net loss                                                    $   (26,099)                 $    (7,243)
Adjustments to reconcile net loss to net
 cash provided by operating activities:
  Depreciation and amortization                                  36,855                       35,720
  (Increase) decrease in accounts receivable                        286                         (178)
  Increase in prepaid expenses                                      (66)                         (89)
  (Increase) decrease in other restricted cash                    3,290                       (4,822)
  Increase (decrease) in accounts payable                        (7,950)                       7,950
  Increase in tenant security deposits                                -                          250
                                                            -----------                  -----------
Net cash provided by operating activities                   $     6,316                  $    31,588
                                                            ===========                  ===========


                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               Yreka Investment Group, a California Limited Partnership, was formed in October 1988 for the purpose of constructing and operating a 36-unit rural rental housing project located in Yreka, California, known as Siskiyou Valley Apartments. Project construction began in February 1989 and was completed in November 1989. Rental operations commenced in November 1989.

               The  major   activities  of  the  Project  are  governed  by  the
               Partnership agreement and the United States Department of Agriculture/Rural Development (USDA/RD) pursuant to Sections 515 and 521 of the Housing Act of 1949, as amended, which provide for interest and rental subsidies, respectively. USDA/RD has contracted with the Partnership to make rental assistance payments to the Partnership on behalf of qualified tenants. The contract terminates upon total disbursement of the assistance obligation.

               The following is a summary of significant accounting policies:

               (a) The financial statements are prepared on the accrual basis of accounting.

               (b) The Partnership is not an income tax paying entity although, as a limited partnership, it is subject to a limited partnership tax. The net income or loss of the Partnership passes through to and is reportable by the partners individually. Therefore, no provision for income taxes is reflected in these financial statements.

               (c) Property and equipment is stated at cost. Assets are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives range from 5 to 50 years.

               (d) Loan acquisition costs and construction period interest are amortized over 50 years using the straight-line method.

               (e) The Partnership maintains its cash balances in institutions where they are insured, up to $100,000, by the Federal Deposit Insurance Corporation (FDIC).

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998



NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

               (f) The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2:        TENANT SECURITY DEPOSITS

               Tenant security deposits are maintained in a separate account at a bank insured by the FDIC.

NOTE 3:        TAXES AND INSURANCE RESERVE

               A separate bank account has been established to accumulate cash transfers for the payment of property taxes and insurance. During 1999 and 1998, $3,300 and $6,500, respectively, of unrestricted cash was transferred from this interest bearing account. During 1998, a property tax refund of $9,800 was received and deposited into this same account.

NOTE 4:        USDA/RD RESERVE

               The loan agreement with USDA/RD requires cash transfers to a replacement reserve account each year until $149,380 has been accumulated. Withdrawals from the reserve account may be made only with the approval and countersignature of the USDA/RD.

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998



NOTE 4:         USDA/RD RESERVE (CONTINUED)

               Changes in the reserve for the years ended December 31, 1999 and 1998, are as follows:

               Balance, December 31, 1997                        $  97,562

                Deposits                                            18,000
                Interest earned                                      2,637
                Withdrawals                                         (1,935)
                Interest withdrawn                                  (2,627)
                Bank charges                                           (20)
                                                                 ---------
                Balance, December 31, 1998                         113,617

                Deposits                                            18,000
                Interest earned                                      3,622
                Withdrawals                                         (6,804)
                Interest withdrawn                                  (3,622)
                                                                 ---------
                Balance, December 31, 1999                       $ 124,813
                                                                 =========


NOTE 5:        PROPERTY AND EQUIPMENT

               Property and equipment at December 31, 1999 and 1998, was comprised of the following:

                                                                       1999                    1998
                                                                   -----------              -----------

               Land                                               $   157,378               $   157,378
                Building                                             1,786,004                1,786,004
                Furniture and equipment                                100,405                  100,405
                                                                   -----------              -----------
                                                                     2,043,787                2,043,787
                Less accumulated depreciation and amortization         454,114                  417,259
                                                                   -----------              -----------
                    Total property and equipment                   $ 1,589,673              $ 1,626,528

NOTE 6:        NOTE PAYABLE

               The Partnership has a note payable to USDA/RD in monthly installments of $11,073 including interest at 8.75% per annum, due January 1, 2039. The note is secured by a deed of trust on the apartment project.

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998



NOTE 6:        NOTE PAYABLE (CONTINUED)

               The Partnership has entered into an interest subsidy agreement with USDA/RD. USDA/RD provides a monthly interest subsidy in the amount of $7,889, which reduces the effective interest rate to approximately 1% over the term of the loan. The subsidy is credited to subsidy income, and interest at 8.75% is included in interest expense. The USDA/RD regulatory agreement provides for USDA/RD to establish and control the allowable rents.

               Principal payments for the succeeding five years and thereafter are as follows:

                   Year Ending December 31:
                               2000                               $       4,324
                               2001                                       4,718
                               2002                                       5,148
                               2003                                       5,617
                               2004                                       6,128
                         Thereafter                                   1,445,187
                                                                  -------------
                              Total                                  $1,471,122
                                                                  =============

NOTE 7:        RELATED PARTY TRANSACTIONS

               Ronald Bettencourt, general partner of the Project, is also a shareholder in The CBM Group, Inc. The CBM Group, Inc. provides management services to the Project. Other related entities include Consolidated Building Maintenance, a division of The CBM Group, Inc., and Atlantic Vending Services, a division of Capital Resources, Inc. The general partner of the Project is also a shareholder in Capital Resources, Inc. Atlantic Vending Services is responsible for laundry money collection and laundry facility maintenance in accordance with USDA/RD procedures. Consolidated Building Maintenance was formed to provide maintenance services with prior USDA/RD approval. The general partner of the Project is also a partner in CBM Management Group.

               Partnership Administration Fee

               In accordance with the Partnership agreement, the Partnership accrued, as a non-project expense, $2,400 for each of the years ended December 31, 1999 and 1998, payable to the general partner for services rendered in connection with the administration of the business and affairs of the Partnership. At December 31, 1999 and 1998, $2,400 was payable under this agreement.

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998



NOTE 7:        RELATED PARTY TRANSACTIONS (CONTINUED)

               Tax Administration Fee

               During 1999, the Partnership paid The CBM Group, Inc. an $800 tax administration fee from the 1998 earned return on investment, which was charged to non-project operations.

               Management Fees

               Management fees paid to The CBM Group, Inc. during 1999 and 1998, totaled $17,712 and $17,280, respectively.

               Maintenance

               At  December  31,  1998,  accounts  payable  consisted  of $7,950
               payable  to   Consolidated   Building   Maintenance  for  project
               maintenance expenses incurred during 1998.

NOTE 8:        PARTNERSHIP PROFITS, LOSSES AND DISTRIBUTIONS

               Profits and losses, as adjusted for certain provisions of the Partnership agreement, are allocated 1% to the general partner and 99% to the limited partner. Under USDA/RD regulations, distributions to partners may be made from project operations only to the extent funds exceed the required contributions to the cash reserve account. Annual distributions are limited to 8% of the Partnership's initial capital investment. If the return on investment is not paid in a given year, any unpaid portion may be carried forward for one year and paid if earned. During 1999 and 1998, a portion of the 1998 and 1997 earned return on investment, $3,200 each year, was used to pay non-project expenses and liabilities.

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 9:         TAXABLE LOSS

               A reconciliation of the financial statement net loss to the taxable loss of the Partnership at December 31, 1999 and 1998, is as follows:

                                                                                         1999                      1998
                                                                                     ------------              ------------

                Financial statement net loss                                         $    (26,099)             $    (7,243)

                Adjustments:
                 Excess of tax depreciation and amortization
                  over financial statement depreciation and
                  amortization                                                            (30,628)                 (29,219)
                 Expenses reported on financial statements in
                  excess of tax return expenses                                             7,950                        -
                 Expenses reported on tax return in excess of
                  financial statement expenses                                                  -                   (7,950)
                 Miscellaneous                                                                  -                        1
                                                                                     ------------               ----------
                      Taxable loss                                                   $    (48,777)              $  (44,411)
                                                                                     ============               ==========

NOTE 10:       CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

               The Project's operations are concentrated in the multifamily real estate market. In addition, the Project operates in a heavily regulated environment. The operations of the Project are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies, including, but not limited to, USDA/RD. Such administrative directives, rules and regulations are subject to change by an act of congress or an administrative change mandated by USDA/RD. Such changes may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

INDEPENDENT AUDITORS' REPORT ON COMPLIANCE AND ON INTERNAL CONTROL OVER FINANCIAL REPORTING BASED ON AN AUDIT OF FINANCIAL STATEMENTS PERFORMED IN ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS



To the Partners
Yreka Investment Group
A California Limited Partnership

We have audited the financial statements of Yreka Investment Group, a California Limited Partnership, as of and for the year ended December 31, 1999, and have issued our report thereon dated January 13, 2000. We conducted our audit in accordance with generally accepted auditing standards and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States.

Compliance

As part of obtaining reasonable assurance about whether Yreka Investment Group's financial statements are free of material misstatement, we performed tests of its compliance with certain provisions of laws, regulations, contracts and grants, noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit, and, accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance that are required to be reported under Government Auditing Standards.

Internal Control Over Financial Reporting

In planning and performing our audit, we considered Yreka Investment Group's internal control over financial reporting in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on the internal control over financial reporting. Our consideration of the internal control over financial reporting would not necessarily disclose all matters in the internal control over financial reporting that might be material weaknesses. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving the internal control over financial reporting and its operation that we consider to be material weaknesses.

This report is intended solely for filing with regulatory agencies and the United States Department of Agriculture/Rural Development and is not intended to be and should not be used by anyone other than these specific parties.


                                 /s/ Tate, Propp, Beggs & Sugimoto
                                     An Accountancy Corporation


January 13, 2000
Sacramento, California

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